Exhibit 10.11

NONQUALIFIED SHARE OPTION AGREEMENT

Platinum Underwriters Holdings, Ltd.
2006 Share Incentive Plan

Option Agreement (the "Agreement"), between Platinum Underwriters Holdings, Ltd., a Bermuda company (the "Company"), and _____________ (the "Optionee"), made pursuant to the terms of Platinum Underwriters Holdings, Ltd. 2006 Share Incentive Plan (the "Plan").  The Option is not intended to qualify as an "incentive stock option" under the Internal Revenue Code.  The applicable terms of the Plan are incorporated herein by reference, and capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.  Option Shares.  The Company grants to the Optionee, on the terms and conditions set forth herein, an option (the "Option") for the purchase of _______ common shares (the "Option Shares") of the Company, par value $0.01 per share ("Common Shares"), effective ________ (the "Date of Grant").

Section 2.  Exercise Price.  The exercise price per share of the Option shall be _____, which is the Fair Market Value (as defined in the Plan) of a Common Share as of the Date of Grant (the "Option Price").

Section 3.  Vesting of Option

(a)           Vesting Schedule.  The Option shall become vested and exercisable in four installments based on the Optionee's continued employment with the Company or with any entity that is wholly or majority owned or controlled, directly or indirectly, by the Company (a "Subsidiary"), in accordance with the following schedule:

Vesting Date	Number of Option Shares
[first anniversary]	[25%]
[second anniversary]	[25%]
[third anniversary]	[25%]
[fourth anniversary]	[25%]

(b) Acceleration Events.  Notwithstanding the foregoing, the Option shall become fully and immediately vested and exercisable upon (i) the termination of employment as a result of the Optionee's death or the Optionee's permanent and total disability within the meaning of Section 22(e)(3) of the Code (a "Disability"), or (ii) a Change in Control (as defined in the Plan) of the Company, provided the Option remains outstanding on the effective date of the Change in Control.

(c) Section 4.  Option Term.  Option Shares that become vested pursuant to Section 3 hereof may be purchased at any time on or after the date of such vesting and prior to the expiration of the term of the Option (the "Option Term").  The Option Term shall expire on the day prior to the tenth anniversary of the Date of Grant, unless earlier terminated in accordance with the terms of the Plan or upon termination of the Optionee's employment with the Company or any Subsidiary ("Termination of Employment") in accordance with Section 5 hereof.  Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5.  Termination of Employment; Breach of Certain Covenants

(a)           General.  In the event of a Termination of Employment for any reason prior to the date that all Option Shares become vested in accordance with the provisions of Section 3 hereof, the Optionee shall forfeit the Optionee's interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect.  In the event of a Termination of Employment for any reason following vesting, the Optionee shall retain the right to purchase any Option Shares that have previously become vested until the expiration of 45 days following the effective date of such Termination of Employment (or the expiration of the Option Term, if earlier).  If the Optionee breaches Section 8(a) hereof prior to the date that all Option Shares become vested in accordance with Section 3 hereof, the Company may require the Optionee to forfeit the Optionee's interest in the Option Shares that have not yet become vested.

(b)           Exceptions.  Notwithstanding the provisions of Section 5(a) hereof, in the event of Termination of Employment for "Cause" (as hereinafter defined) or the breach by the Optionee of Section 8(b) hereof or any covenant not to compete with the Company or any of its Subsidiaries to which the Optionee is or becomes subject (a "Non-Compete Covenant"), (i) the Optionee's right to purchase any Option Shares, whether or not vested, shall immediately terminate and all rights thereunder shall cease and (ii) the Company may require the Optionee to pay to the Company the amount of any gain realized as a result of the exercise (measured by the difference between the aggregate Fair Market Value on the date of the purchase of Common Shares and the aggregate Option Price paid in respect of such purchase), in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off the amount of any such gain against any amount owed to the Optionee by the Company or any Subsidiary.  For purposes of this Agreement, "Cause" shall mean (i) the Optionee's willful and continued failure to substantially perform the Participant's duties to the Company or any of its Subsidiaries; (ii) the Optionee's conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude; (iii) the Optionee's engagement in any malfeasance or fraud or dishonesty of a substantial nature in connection with the Participant's position with the Company or any of its Subsidiaries, or other willful act that materially damages the reputation of the Company or any of its Subsidiaries; (iv) the Optionee's breach of Section 8(b) hereof or a Non-Compete Covenant; or (v)  the sale, transfer or hypothecation by the Optionee of Common Shares in violation of the Share Ownership Guidelines of the Company; provided, however, that no such act, failure to act or event that is capable of being cured by the Optionee shall be treated as “Cause” under this Agreement unless the Optionee has been provided a detailed, written statement of the basis for the Company’s belief that such act, failure to act or event constitutes “Cause” and have had at least thirty (30) days after receipt of such statement to cure such act, failure to act or event.  Notwithstanding the foregoing, the definition of Cause any employment or severance agreement between the Company or any Subsidiary and the Optionee in effect at the time of termination of employment shall supersede the foregoing definition.  For purposes of this Agreement, no act or failure to act shall be considered “willful” unless it is done, or failed to be done, in bad faith, and without reasonable belief that the act or failure to act was in the best interest of the Company.

(c)           Death or Disability.  Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Employment as a result of death or Disability, the Option shall become fully and immediately vested and exercisable in accordance with Section 3 hereof, and the Optionee, or the Optionee's legal representative, shall retain the right to purchase the Option Shares in accordance with the terms hereof until the expiration of 12 months following the date of such Termination of Employment (or the expiration of the Option Term, if earlier).

Section 6.  Procedure for Exercise

(a)  Notice of Exercise.  The Option may be exercised, in whole or in part, and whole Option Shares may be purchased, by delivery of a written notice (the "Notice") to the Company under procedures specified by the Committee, which Notice shall:  (i) state the number of whole Option Shares being exercised; (ii) state the method of payment of the Option Price and tax withholding; (iii) include any representation of the Optionee required pursuant to Sections 7 or 8 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 11 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

(b)  Payment of Option Price; Tax Withholding.  Payment of the Option Price shall be made:  (i) in cash or by cash equivalent acceptable to the Committee; (ii) by payment in Common Shares (either actually or constructively by attestation) that have been held by the Optionee for at least six months (or such other period as determined by the Committee), valued at the Fair Market Value (as defined in the Plan) of such shares as of the date of exercise; (iii) by a broker assisted "cashless exercise"; or (iv) by a combination of the foregoing methods.  In addition and at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the Company under procedures specified by the Company any required Federal, state and local withholding tax amounts in any manner as permitted above for payment of the Option Price.

Section 7.  Investment Representation.  Upon any exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the "1933 Act"),  relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws.  No Common Shares shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate for Common Shares, conditioning sales of such shares upon compliance with applicable Federal and state securities laws and regulations.

Section 8.  Restrictive Covenants.  The effectiveness of this Agreement is conditioned upon the Optionee honoring the following restrictive covenants (the "Restrictive Covenants").  These Restrictive Covenants are not intended to amend or supersede the terms of any noncompetition or other restrictive covenant agreed to between the Company and the Optionee or to which the Optionee is subject.

(a)	Nondisclosure of Confidential Information.

The Optionee acknowledges that during the course of the Optionee's employment with the Company and/or its Subsidiaries (collectively, the "Companies") the Optionee has had or will have access to and knowledge of certain information that the Companies consider confidential, and that the release of such information to unauthorized persons would be extremely detrimental to the Companies.  As a consequence, the Optionee hereby agrees and acknowledges that the Optionee owes a duty to the Companies not to disclose, and agrees that without the prior written consent of the Company, at any time following the Date of Grant, either during or after the Optionee's employment with any of the Companies, the Optionee will not communicate, publish or disclose, to any person anywhere or use, any Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct the Optionee's duties to the Companies (provided the Optionee is acting in good faith and in the best interests of the Companies) or as may be required by law or judicial process.  The Optionee will use best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person.  The Optionee will return to the Companies all Confidential Information in the Optionee's possession or under the Optionee's control whenever any of the Companies shall so request, and in any event will promptly return all such Confidential Information if the Optionee's relationship with the Companies is terminated for any or no reason and will not retain any copies thereof.  For purposes hereof, the term "Confidential Information" shall mean any information used by or belonging or relating to the Companies that is not known generally to the industry in which the Companies are, or may be, engaged and which the Companies maintain on a confidential basis, including, without limitation, any and all trade secrets and proprietary information, information relating to the business and services, any employee information, customer lists and records, business processes, procedures or standards, know-how, manuals, business strategies, records, financial information, in each case, whether or not reduced to writing or stored electronically, as well as any information that the Companies advise the Optionee should be treated as confidential.

(b)	Nonsolicitation of Employees.

The Optionee agrees that for a period beginning on the date hereof and ending 12 months following the date of the Optionee’s Termination of Employment with the Companies for any reason, the Optionee shall not, on the Optionee’s own behalf or on behalf of any other person or entity, without the prior written consent of the Company, directly or indirectly, solicit, hire or cause to be solicited or hired by an enterprise with which Optionee may ultimately become associated, or participate in or promote the solicitation of, interfere with, attempt to influence or otherwise affect the employment of, any employee of the Companies whose annual compensation exceeds $100,000.

(c)	Representation of Optionee.

Upon the acceptance of the Option Shares by the Optionee following the exercise of the Option, the Optionee shall be deemed to represent that the Optionee has not engaged in nor has any intention of engaging in any action that would constitute a violation of the Restrictive Covenants or any Non-Compete Covenant.

(d)	Injunctive Relief.

The Optionee acknowledges and agrees that the Restrictive Covenant provisions of this Section 8 are reasonable and necessary for the successful operation of the Companies.  The Optionee further acknowledges that if the Optionee breaches any provision of the Restrictive Covenants, the Companies will suffer irreparable injury.  It is therefore agreed that the Company shall have the right to enjoin any such breach or threatened breach, without posting any bond, if so ordered by a court of competent jurisdiction.  The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages.  In addition to any means at law or equity available to the Company to enforce the Restrictive Covenants, the Company shall retain any rights it may have under this Agreement relating to the Option for a breach of the Restrictive Covenants including, without limitation, the right to cancel the Option and the right to require the Optionee to pay to the Company the amount of any gain realized a result of the exercise of any portion of the Option.  If any provision of this Section 8 is determined by a court of competent jurisdiction to be not enforceable in the manner set forth herein, the Optionee and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law.  If any provision of this Section 8 is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Section 8.

Section 9.  Limitation of Rights.  The Optionee shall not have any privileges of a shareholder of the Company with respect to any Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a share certificate evidencing the Common Shares.  Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue in employment or to interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

Section 10.  Adjustments.  If there shall occur any recapitalization, reclassification, share dividend, share split, reverse share split, or other distribution with respect to the Common Shares, or other change in corporate structure affecting the Common Shares, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Optionee and consistent with the terms of the Plan, cause an adjustment to be made in (i) the number and kind of Common Shares subject to the Option, (ii) the Option Price, and (iii) any other terms of the Option that are affected by the event.

Section 11.  Limited Transferability of Option  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution; provided, however, the Optionee may, during the Optionee's lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to or for the benefit of the Optionee's "family members" (as defined under rules applicable to registration statements on Form S-8 promulgated under the 1933 Act).  Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.  In the event that an Optionee becomes legally incapacitated, the Option shall be exercisable by the Optionee's legal guardian, committee or legal representative.  If the Optionee dies, the Option shall thereafter be exercisable by the legatee of the Option under the Optionee's will or by the Optionee's estate in accordance with the Optionee's will or the laws of descent and distribution, in each case in the same manner and to the same extent that the Option was exercisable by the Optionee on the date of the Optionee's death.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 12.  Notices.  Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 13.  Construction.  This Option is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Optionee hereby accepts this Option subject to all terms and provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan is vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

Section 14.  Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the Date of Grant.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:
Title:

OPTIONEE

Name: